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                                                                     EXHIBIT 16


                            McGLADREY & PULLEN, LLP
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                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                                October 5, 1998


Securities and Exchange Commission
Washington, DC 20549

We were previously the independent accountants for General Automation, Inc. and on December 19, 1997, except for Note 9, 10, 13, 14 and 15 and the pro forma disclosures included in Notes 8 and 11 as to which the date is August 19, 1998, we reported on the consolidated financial statements of General Automation, Inc. and subsidiaries as of and for the year ended September 30, 1997. On September 28, 1998, we declined to be appointed as independent accountants of General Automation, Inc.

We have read General Automation, Inc.'s statements included under Item 4(a) of its Form 8-K dated October 5, 1998 and we agree with such statements.


                                        /s/ McGLADREY & PULLEN, LLP
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                                        McGLADREY & PULLEN, LLP